UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 12, 2019

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

177 West Putnam Avenue, Greenwich CT	06830
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2019, the Board of Directors received the resignation of Richard C. Pfenniger Jr. from the Board of Directors and its committees effective February 12, 2019.

On February 13, 2019 the Board of Directors of the Corporation appointed Dort A. Cameron III as a director of the Corporation to fill the vacancy and to serve the unexpired term of Mr. Pfenniger.

In addition, Mr. Cameron was granted 100,000 Stock Units (“RSUs”), each representing the initial right to receive, on the settlement date(s), one share of common stock, par value $.01 per share, of the Corporation (the “Common Stock”)~~.~~ Mr. Cameron’s 100,000 RSUs shall vest in 1/3 increments of 33,333, on each of the one year and two year anniversary, and 33,334 on the three year anniversary of the grant date and shall be subject to a three year transfer or sale restriction until the three year anniversary of the grant date.

Mr. Cameron, 74, is currently the managing member of Airlie Enterprises, LLC, a private consulting and principal investments company established in 1995.  Mr. Cameron is also the President of the Cameron Family Foundation.   Mr. Cameron was a principal of the Investment Manager, a managing director of the General Partner of the Investment Manager and Chief Investment Officer (portfolio manager) of the Airlie Opportunity Fund’s portfolio from 2003 through 2014.  Mr. Cameron has over 30 years of investment banking, merchant banking, and investment management experience.  His experience encompasses institutional portfolio management, alternative and principal investing, fiduciary oversight, and significant private equity, high yield, and distressed transactions/situations. Mr. Cameron’s professional experience includes a position as the Chairman of the Board of Directors and a majority owner of Entex Information Services, Inc., a computer services company headquartered in Rye Brook, New York (“Entex”).  Mr. Cameron was also the General Partner of BMA Limited Partnership, a mezzanine private equity fund, which was the general partner of Investment Limited Partnership (“ILP”), which he co-founded in 1984 with Richard Rainwater of the Bass organization and managed through June of 1996.  Mr. Cameron has served as a member of the Board of Directors of First Marblehead Corporation, Greenwich Life Settlements, TLC Beatrice as well as Middlebury College, where he still currently serves, and the Rippowam Cisqua School.

The Corporation believes that Mr. Cameron’s senior management roles in investment banking, merchant banking, and investment management and his other professional experience, each of which have required him to balance the demands of clients, employees and investors, makes him a valuable addition to the Corporation’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Investors’ Service Holdings, Inc.

Date: February 15, 2019	By:	/s/ Harvey P. Eisen
Name: Harvey P. Eisen
Title: Chairman and Chief Executive Officer